                                                                  Exhibit (e)(1)


                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT


        Distribution Agreement made as of August 1, 1995, as amended and restated on February 9, 1996, July 25, 1997, July 31, 1998, and August 1, 2003, between EXCELSIOR FUNDS TRUST, a Delaware business trust having its principal office and place of business at 73 Tremont Street, Boston, Massachusetts 02108 (herein called the "Trust"), and EDGEWOOD SERVICES, INC., a New York corporation having its principal office and place of business in Pittsburgh, Pennsylvania (herein called the "Distributor").

        WHEREAS, the Trust is an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Trust desires to retain the Distributor, as distributor for the shares of beneficial interest, par value $0.00001 per share (the "Shares"), of the series of the Trust listed on Schedule I hereto, as such Schedule may be amended from time to time by written agreement of the parties hereto (each, a "Series"), and the Distributor is willing to render such services;

        NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

        The Trust has delivered to the Distributor copies of the following documents and will deliver to the Distributor all future amendments and supplements thereto, if any:

               (a) The Trust's Trust Instrument and all amendments thereto (as presently in effect and as from time to time amended, herein called the "Trust Instrument");

               (b) The Trust's By-laws (as presently in effect and as from time to time amended, herein called the "By-laws");

               (c) Votes of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

               (d) The Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-lA most recently filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments or supplements thereto (the "Registration Statement");

               (e) The Trust's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

               (f) The Trust's current Prospectus and Statement of Additional Information of the Series (as presently in effect and as from time to time amended and supplemented herein called collectively the "Prospectus").

        In addition, the Trust agrees to timely furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Series and Shares as the Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust also agrees to furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Trust's books and accounts with respect to each Series, and (b) from time to time such additional information regarding the Series' financial condition as the Distributor may reasonably request.

        Furthermore, the Trust agrees to advise the Distributor as soon as reasonably practical:

               (a) of any request by the Commission for amendments to the Registration Statement or Prospectus then in effect;

               (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose;

               (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading; and

               (d) of all actions of the Commission with respect to any amendment to the Registration Statement or Prospectus which may from time to time be filed with the Commission.

For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                                II. DISTRIBUTION

        1. Appointment of Distributor. The Trust hereby appoints the Distributor as principal distributor of the Series' Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II and on Schedule II attached hereto, as may be supplemented or amended from time to time by a written agreement of the parties.

        2. Services and Duties.

        (a) The Trust agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Series (whether authorized but unissued or treasury shares, in the Trust's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable

Prospectus. The Distributor shall devote its best efforts to effect the sale of Shares of each Series, but shall not be obligated to sell any certain number of Shares.

        (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Trust's Trust Instrument, By-laws and Prospectus and with the instructions and directions of the Trust's Board of Trustees and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations. In connection with the sale of Shares, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Trust's Registration Statement or Prospectus and any sales literature specifically approved by the Trust.

        (c) The Distributor represents and warrants that it is a financial institution required to have an anti-money laundering program that satisfies the requirements of Title III of the US PATRIOT ACT and applicable anti-money laundering regulations ("Applicable Law"), and that: (i) it is acting on behalf of its customers in its dealings with the Company; (ii) it has established and will maintain policies and procedures reasonably designed to comply with
Applicable Law. Without limiting the generality of the foregoing, the Distributor agrees that it will comply with Applicable Law with respect to its customers who own shares of a Fund, in accordance with the requirements of Applicable Law: (i) take all legally required steps to identify and verify all customers for whom it acts in dealings with the Company and retain all required customer identification and verification records; (ii) monitor the transactions of the customers for whom it acts in dealings with the Company in order to detect and, where appropriate, report suspicious activities; (iii) perform special due diligence for specific types of accounts (such as correspondent accounts for foreign financial institutions and personal banking accounts for foreign persons) as is (or is in the future) required by applicable law or regulation; and (iv) comply with all applicable laws and regulations regarding the reporting of cash transactions. In addition, the Distributor represents, warrants and agrees that it will be responsible for (i) screening any financial intermediaries that it enters into agreements with in connection with the distribution or servicing of Company shares, to the extent that such intermediaries are considered to be "customers" of the Company or Distributor under applicable customer identification regulations, and (ii) obtaining representations from such financial intermediaries that they have established and will maintain an anti-money laundering program that is compliant with Applicable Law and that they will agree to comply with Applicable Law with respect to their customers who own Company shares.

        (d) Unless the Trust has adopted a plan pursuant to Rule 12b-l under the 1940 Act which provides otherwise, the Distributor will bear the costs and expenses of (i) printing and distributing to prospective investors copies of any Prospectus (including any supplement thereto) and annual and interim reports of the Series (after such items have been prepared and set in type by the Trust) which are used in connection with the offering of Shares of a Series; and (ii) preparing, printing and distributing any other literature used by the Distributor in connection with the sale of the Shares; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Trust in connection with the preparation and printing of Prospectuses used for regulatory purposes and for distribution to existing shareholders.

        (e) All Shares of the Series offered for sale by the Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the Trust Instrument and then-current Prospectus) plus (ii) a sales charge (if any) which shall be the percentage of the offering price of such Shares as set forth in the Trust's then-current Prospectus. If a sales charge is in effect, the
Distributor shall have the right to pay a portion of the sales charge to broker-dealers and other persons who have sold shares of the Series. Concessions by the Distributor to broker-dealers and other persons shall be set forth in either the selling agreements between the Distributor and such broker-dealers and persons or, if such concessions are described in the then-current Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Trust in connection with the offering or sale of its Shares to the public or otherwise. The Trust reserves the right to reject any order but will not do so without reasonable cause.

        (f) If any Shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Trust or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount (if any) above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount (if any) re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Trust only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the forms of agreement with such broker-dealers and persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

        3. Sales and Redemptions.

        (a) The Trust shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing any Prospectus, except as set forth in subsection 2(d) hereof.

        (b) The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as the Trust may approve, and the Trust shall pay all fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration and / or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by the Trust in accordance with Rule 12b-l under the 1940 Act.

        (c) The Trust shall have the right to suspend the sale of Shares of any Series at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Series at any time permitted by the 1940 Act or the rules of the Commission.

        (d) The Trust reserves the right to reject any order for Shares.

        (e) No Shares shall be offered by either the Trust or the Distributor under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by
Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this sub-paragraph shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Trust Instrument or Prospectus.

                          III. LIMITATION OF LIABILITY

        The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Series in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, director, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or to any Series, or acting on any business of the Trust or of any Series (other than services or business in connection with the Distributor's duties as distributor hereunder), to be rendering such services to or acting solely for the Trust or a Series and not as an officer, director, partner, employee or agent or one under the control or direction of the Distributor even though paid by the Distributor.

                              IV. INDEMNIFICATION

        1. Trust Representations. The Trust represents and warrants to the Distributor that at all times the Registration Statement and Prospectus will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Trust by, or on behalf of, and with respect to, the Distributor expressly for use in the Registration Statement or Prospectus.

        2. Distributor's Representations. The Distributor represents and warrants to the Trust that it is duly organized as a New York corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

        3. Trust Indemnification. The Trust will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in an application or other document executed by or on behalf of the Trust, or arise out of, or are based upon, information furnished by or on behalf of the Trust filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky
Application") or arise out of or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement or omission or alleged omission made in the
Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to the Distributor specifically for inclusion therein.

        Notwithstanding the foregoing, the Trust shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful malfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel for the Trust in a written opinion.

        The Trust shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as such person shall: (i) undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) provide security for such undertaking, or the Series shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Trustees of the Trust (or an independent legal counsel for the Trust in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

        4. Distributor's Indemnification. The Distributor will indemnify, defend and hold harmless the Trust, each Series, the Trust's several officers and Trustees and any person who controls the Trust or any Series within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II of this Agreement, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Trust, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or any of its several officers and Trustees by or on behalf of and with respect to the Distributor specifically for inclusion therein, and will reimburse the Trust, each Series, the Trust's several officers and Directors, and any person who controls the Trust or any Series within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

        5. General Indemnity Provision. The indemnified party under the indemnity agreement contained in subsection 3 or 4 shall notify the indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability under such subsection 3 or 4 except to the extent, if at all, that it shall have been prejudiced by such failure or from any other liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party. If the indemnifying party does not elect to assume the defense of any such suit, or if the indemnified party reasonably does not approve of counsel chosen by the indemnifying party, the indemnifying party will reimburse the indemnified party, its officers and directors/trustees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the indemnified party or them. The indemnifying party shall not be liable for any settlement of any such claim of action effected without its written consent.

        6. Successors. The indemnification agreement contained in this Section IV will inure exclusively to the parties' benefit, to the benefit of its several officers and directors/trustees, and their respective estates, and to the benefit of the controlling persons and their successors.

                                    V. TERM

        This Agreement shall continue until July 31, 2004, and thereafter shall continue automatically for successive annual periods ending on July 31 of each year, provided such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or (b) vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on 45 days' written notice to the Distributor, by vote of a majority of the Trust's outstanding voting securities or, as to each Series, by the Trust's Board of Trustees or, on 90 days' written notice to the Trust, by the Distributor. This Agreement will automatically terminate, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

                               VI. MISCELLANEOUS

        1. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which all enforcement of the change, waiver, discharge or termination is sought.

        2. Construction. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation thereunder.

        3. Notice. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its office at the address first above written, or at such other place as the Trust may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to it at its office at the address written below, or at such other place as the Distributor may from time to time designate in writing.

        4. Limitation of Liability. This Agreement has been executed by the undersigned officer of the Trust not individually but solely as such officer. Pursuant to the Trust Instrument, all persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim, and neither the Trustees of the Trust nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. To the extent any of the obligations of the Trust hereunder relate to or are allocated to any particular Series in accordance with the Trust Instrument, such obligations shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other series of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be executed by their officers designated below as of August 1, 2003.

                              EXCELSIOR FUNDS TRUST


                              By: /s/ Frank Bruno
                                  ----------------------------------------------
                              Name:  Frank Bruno
                              Title: VP & AT

                              EDGEWOOD SERVICES, INC.
                              Clearing Operations
                              P.O. Box 897
                              Pittsburgh, Pennsylvania 15230-0897


                              By: /s/ Charles L. Davis Jr.
                                  ----------------------------------------------
                              Name:  Charles L. Davis Jr.
                              Title: President

                                SCHEDULE I to the

                              Amended and Restated
                             Distribution Agreement

                              EXCELSIOR FUNDS TRUST
                              ---------------------

                                   Equity Fund
                                   Income Fund
                             Total Return Bond Fund
                               Mid Cap Value Fund
                            International Equity Fund
                               Optimum Growth Fund
                                 High Yield Fund
                     Enhanced Tax Managed International Fund
                               Equity Income Fund

                                   SCHEDULE II


        The following provisions are hereby incorporated and made part of the amended and restated Distribution Agreement dated as of August 1, 1995, as amended and restated on February 9, 1996, July 25, 1997, July 31, 1998, and August 1, 2003, between Excelsior Institutional Trust and Edgewood Services, Inc.

        Pursuant to Section II, subsection 1 of the Agreement, the Distributor agrees to provide facilities, equipment, and personnel to carry out the following additional services to the Trust:

               (a) perform a due diligence review of reports required by the Commission and notices to shareholders of record and the Commission including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and share registration notices under the Securities Act of 1933;

               (b) review the Trust's Registration Statement on Form N-lA or any replacement therefor;

               (c)   review   and   file   with   NASD  all   sales   literature
        (advertisements, brochures and shareholder communications) for each of the Series and any class of Shares thereof;

               (d) prepare distributor's reports to the Trust's Board of Trustees;

               (e) perform internal audit examinations in accordance with the Trust Instrument;

               (f) consult with the Trust and the Trust's Board of Trustees, as appropriate, on matters concerning the distribution of the Shares; and

               (g) consult with the Trust and its agents regarding the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, review and monitor the actions of the Trust and its agents in maintaining the registration or qualification of Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Trust or any of its Series as a dealer or broker, if applicable, shall be made by the Trust.